Press Release

Contact
Paresh Maniar
Executive Director, Investor Relations
(408) 470-5348

MAXIM REPORTS $509 MILLION REVENUE FOR THE THIRD QUARTER OF FISCAL 2010 AND GUIDES TO STRONG REVENUE GROWTH IN THE FOURTH QUARTER

Q3 Revenue: $509 million
Gross Margin: 60.7%
GAAP earnings per share: $0.21 (after $0.06 special expense items)
Cash flow from operations: $164 million
Cash, cash equivalents, and short term investments: $859 million
Dividend per share: $0.20
Fiscal fourth quarter revenue outlook: $550 million - $570 million
Agreed to acquire Teridian, a leading Smart Meter system-on-chip supplier

SUNNYVALE, CA - April 29, 2010 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $508.9 million for its fiscal 2010 third quarter ended March 27, 2010, a 7.5% increase over the $473.5 million revenue recorded in the prior quarter.

Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share was $0.21. The results were reduced by certain pre-tax and tax related special items which primarily consist of:
$14.0 million additional tax provision due to international restructuring
$3.9 million pre-tax expense, primarily for ongoing stock option litigation

Special expense items reduced earnings per share by $0.06. In the prior quarter special expense items reduced earnings per share by $0.05.

Cash Flow Items
Cash flow from operations was $164.5 million. Total cash, cash equivalents and short term investments was $858.9 million as of March 27, 2010, an increase of $20.3 million during the third quarter. Key items include:

$58.2 million in income taxes
$25.5 million in net payments for property and equipment
$60.9 million for cash dividends
$49.1 million for share repurchases

Business Outlook
Maxim's third quarter bookings increased by 43% compared to the second quarter of fiscal 2010. The increase is partly due to customers placing orders with longer lead times. Excluding the effect of lead time extension, sequential bookings would have increased by 21% in the March quarter. The Company's 90 day backlog increased by 44% to $480 million. Results for the June quarter, excluding the Teridian acquisition, are expected to be:
Revenue: $550 million - $570 million
Gross Margin: 60% - 62%
Operating expenses: $188 - $192 million

Tunc Doluca, President and Chief Executive Officer, commented, “During the March quarter, we had solid demand growth from all four major markets and, in fact, from all 22 equipment segments. Our customers' confidence firmed up, rebounding from last year's uncertainty. As a result of our emphasis on innovative products as well as our highly-integrated solutions, we secured many new design wins during the past year. Consequently, we are projecting record revenues in the June quarter.”

Mr. Doluca continued, “The Teridian acquisition will firmly position Maxim as a market leader in the secular growth of Smart Meter and Smart Grid deployment worldwide. We are excited to add Teridian's world class employees, innovative products, and strong customer relationships.”

Dividend
A cash dividend for the third quarter of fiscal 2010 of $0.20 per share will be paid on June 4, 2010, to stockholders of record on May 21, 2010.

Conference Call
Maxim has scheduled a conference call on April 29, 2010, at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal year 2010 and its business outlook. To listen via telephone, dial (866) 802-4321 (toll free) or (703) 639-1318. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

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CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	March 27, 2010	December 26, 2009	March 28, 2009
	(in thousands, except per share data)
Net revenues	$508,880	$473,515	$339,665
Cost of goods sold (1,2)	200,177	181,727	171,960
Gross margin	308,703	291,788	167,705
Operating expenses:
Research and development (1)	117,100	118,367	120,974
Selling, general and administrative (1)	62,943	61,308	48,760
Severance and restructuring	(625)	2,063	10,956
Other operating expense, net (3)	4,546	921	3,969
Total operating expenses	183,964	182,659	184,659
Operating income (loss)	124,739	109,129	(16,954)
Interest income and other, net	644	3,630	(228)
Income (loss) before provision for income taxes	125,383	112,759	(17,182)
Provision for income taxes (4)	59,626	54,124	9,244
Net income (loss)	$65,757	$58,635	$(26,426)
Earnings (loss) per share:
Basic	$0.22	$0.19	$(0.09)
Diluted	$0.21	$0.19	$(0.09)
Shares used in the calculation of earnings (loss) per share:
Basic	304,518	305,324	304,415
Diluted	309,445	310,090	304,415
Dividends declared per share	$0.200	$0.200	$0.200

SCHEDULE OF STOCK BASED COMPENSATION EXPENSES
(Unaudited)
	Three Months Ended
	March 27, 2010	December 26, 2009	March 28, 2009
	(in thousands)
Cost of goods sold	$1,071	$5,265	$7,574
Research and development	8,691	14,650	25,194
Selling, general and administrative	5,517	7,018	6,845
Total	$15,279	$26,933	$39,613

SCHEDULE OF SPECIAL EXPENSE ITEMS
(Unaudited)
	Three Months Ended
	March 27, 2010	December 26, 2009	March 28, 2009
	(in thousands)
Cost of goods sold:
Accelerated depreciation (2)	$—	$—	$12,372
Total	$—	$—	$12,372
Operating expenses:
Severance and restructuring	$(625)	$2,063	$10,956
Other operating (income) expenses, net (3)	4,546	921	3,969
Total	$3,921	$2,984	$14,925
Provision for income taxes
International restructuring (4)	$14,021	$13,758	$9,200
Interest income and other, net
Other income (5)	$—	$1,220	$—
(1) Includes stock-based compensation charges as shown in the Schedule of Stock Based Compensation Expenses.
(2) Includes accelerated depreciation primarily related to long-lived assets resulting from the closure of the Dallas fab facility.
(3) (Income) expenses, net, primarily for stock option related litigation and certain payroll taxes, interest and penalties.
(4) Provision for income taxes includes tax provision impact due to international restructuring.
(5) Impact of investments obtained in exchange for intellectual property.

STOCK-BASED COMPENSATION BY TYPE OF AWARD (in thousands)
(Unaudited)
Three Months Ended March 27, 2010	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$232	$586	$253	$1,071
Research and development expense	1,318	6,038	1,335	8,691
Selling, general and administrative expense	1,194	3,993	330	5,517
Total	$2,744	$10,617	$1,918	$15,279

Three Months Ended December 26, 2009	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$401	$4,730	$134	$5,265
Research and development expense	3,625	9,821	1,204	14,650
Selling, general and administrative expense	2,273	4,454	291	7,018
Total	$6,299	$19,005	$1,629	$26,933

Three Months Ended March 28, 2009	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$1,881	$5,579	$114	$7,574
Research and development expense	3,773	20,975	446	25,194
Selling, general and administrative expense	1,910	4,899	36	6,845
Total	$7,564	$31,453	$596	$39,613

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 27, 2010	June 27, 2009
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$758,436	$709,348
Short-term investments	100,425	204,055
Total cash, cash equivalents and short-term investments	858,861	913,403
Accounts receivable, net	297,352	207,807
Inventories	190,589	217,847
Income tax refund receivable	5,247	13,072
Deferred tax assets	184,277	211,879
Other current assets	23,091	20,943
Total current assets	1,559,417	1,584,951
Property, plant and equipment, net	1,325,348	1,366,052
Other assets	120,575	130,772
TOTAL ASSETS	$3,005,340	$3,081,775

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$79,351	$70,087
Income taxes payable	921	2,140
Accrued salary and related expenses	163,661	141,334
Accrued expenses	34,572	38,455
Deferred income on shipments to distributors	21,105	16,760
Total current liabilities	299,610	268,776
Other liabilities	24,591	26,398
Income taxes payable	100,184	124,863
Deferred tax liabilites	76,173	67,273
Total liabilities	500,558	487,310

Stockholders' equity:
Common stock	303	21,511
Retained earnings	2,514,832	2,580,610
Accumulated other comprehensive loss	(10,353)	(7,656)
Total stockholders' equity	2,504,782	2,594,465
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,005,340	$3,081,775

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	March 27, 2010	December 26, 2009	March 28, 2009
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$65,757	$58,635	$(26,426)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Stock-based compensation	15,279	26,933	39,613
Depreciation and amortization	40,810	39,832	51,236
Deferred taxes	9,041	8,594	41,055
Tax shortfall related to stock-based compensation	(2,040)	(5,796)	(55,260)
Other	(2,067)	(1,522)	405
Changes in assets and liabilities:
Accounts receivable	(16,257)	(52,279)	17,815
Inventories	5,208	(5,522)	13,291
Other current assets	896	(1,700)	35,224
Accounts payable	15,388	14,248	(7,906)
Income taxes payable	(718)	(50,565)	1,192
Deferred income on shipments to distributors	2,878	(537)	(2,587)
Accrued liabilities - goodwill and tender offer payments above fair value	(171)	(540)	(1,294)
All other accrued liabilities	30,473	1,180	(393)
Net cash provided by operating activities	164,477	30,961	105,965

Cash flows from investing activities:
Payments for property, plant and equipment	(25,482)	(28,289)	(35,997)
Acquisition	—	—	(30,700)
Proceeds from sales/maturities of available-for-sale securities	—	—	2,438
Other	(1,485)	1,109	727
Net cash used in investing activities	(26,967)	(27,180)	(63,532)

Cash flows from financing activities:
Dividends paid	(60,949)	(61,017)	(60,961)
Repayment of notes payable	—	—	(1,154)
Repurchase of common stock	(49,146)	(46,901)	—
Issuance of ESPP	—	10,703	—
Issuance of common stock	(7,860)	(6,795)	(4,777)
Other	1,359	1,722	(916)
Net cash used in financing activities	(116,596)	(102,288)	(67,808)

Net increase (decrease) in cash and cash equivalents	20,914	(98,507)	(25,375)
Cash and cash equivalents:
Beginning of period	737,522	836,029	718,200
End of period	$758,436	$737,522	$692,825

Total cash, cash equivalents, and short-term investments	$858,861	$838,560	$898,299

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's financial projections for its fourth quarter of fiscal 2010 ending in June 2010, which includes revenue, gross margin and operating expenses projections, as well as the Company's projection for record revenues in June quarter. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 27, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 26, 2009.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Maxim
Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells high-performance semiconductor products. The Company was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, it has developed over 6,300 products serving the industrial, communications, consumer, and computing markets.

Maxim reported revenue in excess of $1.6 billion for fiscal 2009. A Fortune 1000 company, Maxim is included in the Nasdaq 100, the Russell 1000, and the MSCI USA indices. For more information, go to www.maxim-ic.com.

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